Exhibit 24.1

SMARTSTOP SELF STORAGE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of SMARTSTOP SELF STORAGE REIT, INC. (the “Company”) hereby constitute and appoint Michael S. McClure, James Barry and Michael O. Terjung, or any of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of December 18, 2019, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz	Executive Chairman	December 18, 2019
H. Michael Schwartz

/s/ Michael S. McClure	Chief Executive Officer (Principal	December 18, 2019
Michael S. McClure	Executive Officer)

/s/ James Barry	Chief Financial Officer and	December 18, 2019
James Barry	Treasurer (Principal Financial Officer)

/s/ Michael O. Terjung	Chief Accounting Officer (Principal	December 18, 2019
Michael O. Terjung	Accounting Officer)

/s/ Paula Mathews	Director	December 18, 2019
Paula Mathews

/s/ David J. Mueller	Independent Director	December 18, 2019
David J. Mueller

/s/ Timothy S. Morris	Independent Director	December 18, 2019
Timothy S. Morris

/s/ Harold “Skip” Perry	Independent Director	December 18, 2019
Harold “Skip” Perry